EXHIBIT 10.74
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
CONSENT AND AMENDMENT NO. 2 TO MASTER SECURITY
AGREEMENT
          THIS CONSENT AND AMENDMENT NO. 2 TO MASTER SECURITY AGREEMENT (this “Agreement”) is dated as of May 18, 2009 (the “Agreement Date”), by and among CYTOKINETICS, INCORPORATED, a Delaware corporation (“Debtor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with its successors and assigns, if any, “Secured Party”).
W I T N E S S E T H:
          WHEREAS, Debtor and Secured Party are parties to that certain Master Security Agreement, dated as of February 2, 2001 (as the same may be amended, supplemented and modified from time to time, the “Master Security Agreement”; capitalized terms used herein have the meanings given to them in the Master Security Agreement except as otherwise expressly defined herein), pursuant to which Secured Party has agreed to provide to Debtor certain loans and other extensions of credit in accordance with the terms and conditions thereof;
          WHEREAS, Debtor and Secured Party desire to amend certain provisions of the Master Security Agreement, in accordance with and subject to the terms and conditions set forth herein; and
          WHEREAS, the Debtor has requested that Secured Party consent to the sale of those assets described on Exhibit A attached hereto (“the Subject Assets”), in accordance with and subject to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
     1. Acknowledgment of Obligations. Debtor hereby acknowledges, confirms and agrees that all Indebtedness incurred prior to the Agreement Date, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Debtor to Secured Party under the Master Security Agreement or any document related thereto, are unconditionally owing by Debtor to Secured Party, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.
     2. Consent. Subject to the terms and conditions hereof, Secured Party hereby consents that, notwithstanding the provisions of Section 3(c) of the Master Security Agreement, the Debtor may sell the Subject Assets and the Secured Party agrees that such sale of the Subject Assets shall not constitute a default or event of default under the Master Security Agreement or any document related thereto; provided, however, that (1) the execution and delivery of this Agreement does not and will not constitute a consent to (or a waiver of any default resulting from) any other transaction that is not expressly permitted under the terms and conditions of the Master Security Agreement and (2) Debtor shall provide to Secured Party true, correct and complete copies of the sale documents with respect to the sale of the Subject Assets prior to or contemporaneously with the sale thereof, which documents shall specify the sold Subject Assets and purchase price therefore.
          Upon this Agreement becoming effective in accordance with the terms and conditions of this Agreement, (1) the Secured Party hereby agrees that its security interest and lien in such sold Subject Assets shall automatically be released without representation, recourse or warranty and (2) the Secured Party agrees to execute any documents evidencing such release without representation, recourse or warranty as Debtor shall reasonably request and at Debtor’s expense.
          Upon this Agreement becoming effective in accordance with the terms and conditions of this Agreement, the $23,304.07 principal repayment received by Secured Party in under Section 6(b) below shall be applied to the outstanding principal amount of the Indebtedness under that certain Promissory Note, dated as of September 13, 2005 (the “Schedule 16 Note”), issued in connection with Collateral Schedule 16. Upon the partial repayment of the outstanding principal amount of the Schedule 16 Note described in the immediately preceding sentence, the future payments of principal and interest owing with respect to the Schedule 16 Note shall be recalculated for the remainder of the term thereof.
     3. Amendments to Master Security Agreement. Subject to the terms and conditions of this Agreement (including, without limitation, the conditions to effectiveness set forth in Section 6 below), and effective as of the Effective Date (as such term is defined in Section 6 below), the Master Security Agreement is hereby amended as follows:
          (a) Section 3(a) of the Master Security Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting in lieu thereof the following new sentences:
The Debtor shall, during normal business hours, and (1) in the absence of a default under Section 7 hereof, upon five business days (“business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed and that is not a pre-scheduled company holiday of the Debtor) prior notice and (2) in the absence of a default under Section 7 hereof, no more frequently than once in any period of 6 consecutive calendar months: (i) provide Secured Party and any of its officers, employees and agents access to the properties, facilities, advisors and employees (including officers) of Debtor reasonably necessary to inspect and evaluate the Collateral, (ii) permit Secured Party, and any of its officers, employees and agents, to inspect, audit and make extracts from the Debtor’s books and records relating to the Collateral (or at the request of Secured Party, deliver true and correct copies of such books and records to Secured Party), and (iii) permit Secured Party, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of Collateral. Upon Secured Party’s request, the Debtor will promptly notify Secured Party in writing of the location of any Collateral. If a default under Section 7 hereof has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Secured Party, then (1) Debtor shall provide such access to Secured Party at all times and without advance notice, (2) the Debtor shall make available to Secured Party and its auditors or counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Secured Party may reasonably request, and (3) the Debtor shall pay for all reasonable costs and expenses of Secured Party incurred in connection with actions taken by Secured Party under clauses (i), (ii) or (iii) of the immediately preceding sentence.
          (b) Section 3(e) of the Master Security Agreement is hereby deleted in its entirety and the following new Section 3(e) is substituted in lieu thereof:
(e) Debtor shall, at all times, keep accurate and complete records of the Collateral.
          (c) The Master Security Agreement is hereby amended by inserting the following new Section 7(i):
Debtor agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Secured Party on or after May 18, 2009 in connection with (i) filing any UCC financing statements or amendments thereto in connection with the transactions hereunder, (ii) ordering (no more frequently than once every calendar year in the absence of a default under Section 7 hereof) lien and security interest record searches relating to UCC security interests, judgment liens and tax liens, (iii) ordering (no more frequently than once every calendar year in the absence of a default under Section 7 hereof) certified copies of the charter documents of the Debtor from the jurisdiction of its organization, and (iv) ordering (no more frequently than twice every calendar year in the absence of a default under Section 7 hereof) good standing certificates with respect to the Debtor from the jurisdiction of its organization.
          (d) The Master Security Agreement is hereby amended by inserting the following new Section 8(h):
Secured Party agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Debt Document and designated in writing by Debtor as confidential, except that such information may be disclosed (i) with Debtor’s consent, (ii) to Secured Party’s affiliates and its and their respective directors, officers, employees, agents, trustees, and representatives (all of the foregoing, together with such person’s or entity’s attorneys, consultants, accountants and advisors, collectively, its “Representatives”) that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this paragraph or (B) available to Secured Party or its Representatives from a source (other than Debtor) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by any law, rule, regulation or governmental request, court decree, subpoena or other legal, administrative, governmental or regulatory request, order or proceeding or otherwise requested or demanded by any governmental authority (collectively, an “Order”), provided that to the extent practicable and not otherwise prohibited by such Order, Secured Party will use reasonable efforts to provide Debtor advance written notice thereof in order to permit Debtor to seek a protective order, (v) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Debtor consents to the publication of such tombstone or other advertising materials by the Secured Party or any of its Representatives), (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify borrowers, (vii) to current or prospective assignees or participants to the extent such assignees or participants agree to be bound by provisions substantially similar to the provisions of this paragraph (and such assignees and participants may disclose information to their respective Representatives in accordance with clause (ii) above), (viii) to any other party hereto and (ix) in connection with the exercise or enforcement of any right or remedy under any Debt Document or in connection with any litigation relating to the Master Security Agreement, the Indebtedness or any other Debt Document to which Secured Party or any of its Representatives is a party or bound. In the event of any conflict between the terms of this paragraph and those of any other contractual obligation entered into with Debtor (whether or not a Debt Document), the terms of this paragraph shall govern.
     4. No Other Consents or Amendments. Except for the consent and amendments set forth and referred to in Section 2 and Section 3 above, the Master Security Agreement shall remain unchanged and in full force and effect. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Debtor’s Indebtedness or to modify, affect or impair the perfection or continuity of Secured Party’s security interests in, security titles to or other liens on any Collateral for the Indebtedness.
     5. Representations and Warranties. To induce Secured Party to enter into this Agreement, Debtor does hereby warrant and represent to Secured Party that after giving effect to this Agreement (i) each representation or warranty of the Debtor set forth in the Master Security Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the Agreement Date as if such representation or warranty were made on and as of the date hereof; (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), (ii) no default or event of default under the Master Security Agreement or any other Debt Document has occurred and is continuing as of the date hereof and (iii) Debtor has the power and is duly authorized to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

     6. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the Agreement Date, and the consent and amendments set forth in Section 2 and Section 3 hereof shall be deemed to be effective as of the Agreement Date (the “Effective Date”), upon the satisfaction in full of each of the following conditions precedent:
          (a) Secured Party shall have received one or more counterparts of this Agreement duly executed and delivered by the Debtor and Secured Party;
          (b) Secured Party shall have received payment from Debtor on or before the Agreement Date in the amount of $28,713.56, which amount shall be applied in accordance with Exhibit B attached hereto, and which amount is to be delivered to Secured Party in accordance with the following wire transfer instructions: Deutsche Bank, New York, New York, ABA 021 001 033, Account # [***], Account Name: HH Cash Flow Collections, Reference: Cytokinetics [***].
     7. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.
     8. Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.
     11. Entire Agreement. The Master Security Agreement as and when amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.
     12. No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

***	Certain information on the page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

     IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment No. 2 to Master Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

DEBTOR: CYTOKINETICS, INCORPORATED

By:	/s/ Sharon A. Barbari
Name:	Sharon Barbari
Title:	Sr. Vice President, Finance & CFO

SECURED PARTY: GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Scott R. Towers
Name:	Scott R. Towers
Title:	Duly Authorized Signatory

CONSENT AND AMENDMENT NO. 2 TO MASTER SECURITY AGREEMENT
Signature Page

EXHIBIT A
SUBJECT ASSETS

			Customer’s Internal
Description	QTY	Serial Number	Tag #
Multichannel NX-Biomek with attachments	1	9894020167	831
Tube Sorting Instrument	1	XL20-2DS-BL-MA-1.40-0-12000	823

EXHIBIT B
Application of Payment to Secured Party

Prepayment of principal amount of the Indebtedness under that certain Promissory Note, dated as of September 13, 2005, issued in connection with Collateral Schedule 16, to be applied as specified in the third paragraph of Section 2 of this Agreement:	$23,304.07

Unpaid interest (through 5/18/09):	$59.66

Early prepayment premium (to be retained by Secured Party as a fully-earned and nonrefundable fee):	$1,864.33

Legal fees of Kilpatrick Stockton LLP	$3,250.00

UCC and other corporate search and records expenses	$235.50

Total Amount	$28,713.56